Supplemental Information First Quarter 2025 1

2 Cautionary Statement Regarding Forward-Looking Statements This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward- looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The forward-looking statements contained in this document reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: general economic and financial conditions; political uncertainty in the U.S.; the impact of tariffs and global trade disruptions on us and our tenants; market volatility; inflation; any potential recession or threat of recession; interest rates; disruption in the debt and banking markets; concentration in asset type; tenant concentration, geographic concentration, and the financial condition of our tenants; whether we are able to monitor the credit quality of our tenants and/or their parent companies and guarantors; competition for tenants and competition with sellers of similar properties if we elect to dispose of our properties; our access to, and the availability of capital; whether we will be able to repay debt and comply with our obligations under our indebtedness; the attractiveness of industrial and/or office assets; whether we will be successful in renewing leases or selling an applicable property, as leases expire; whether we will re-lease available space above or at current market rental rates; future financial and operating results; our ability to manage cash flows; our ability to manage expenses, including as a result of tenant failure to maintain our net-leased properties; dilution resulting from equity issuances; expected sources of financing, including the ability to maintain the commitments under our revolving credit facility, and the availability and attractiveness of the terms of any such financing; legislative and regulatory changes that could adversely affect our business; changes in zoning, occupancy and land use regulations and/or changes in their applicability to our properties; cybersecurity incidents or disruptions to our or our third party information technology systems; our ability to maintain our status as a real estate investment trust (a "REIT") within the meaning of Section 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code") and our Operating Partnership as a partnership for U.S. federal income tax purposes; our future capital expenditures, operating expenses, net income or loss, operating income, cash flow and developments and trends of the real estate industry; whether we will be successful in the pursuit of our business plans, objectives, expectations and intentions, including any acquisitions, investments, or dispositions, including our acquisition of industrial outdoor storage assets; the effects on our portfolio from the divestment of our office properties; our ability to meet budgeted or stabilized returns on our redevelopment projects within expected time frames, or at all; whether we will succeed in our investment objectives; any fluctuation and/or volatility of the trading price of our common shares; risks associated with our dependence on key personnel whose continued service is not guaranteed; and other factors, including those risks disclosed in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management's Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance. The forward-looking statements speak only as of the date of this document. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this document, except as required by applicable law. We caution investors not to place undue reliance on any forward-looking statements, which are based only on information currently available to us. Notice Regarding Non-GAAP Financial Measures. In addition to U.S. GAAP financial measures, this document contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in document.

3 Table of Contents Page Portfolio Overview 4 Financial Information - Entire Portfolio 6 Debt & Capitalization 17 Components of Net Asset Value 21 Portfolio Characteristics: Industrial 23 Portfolio Characteristics: Office 30 Portfolio Characteristics: All Segments 35 Operating Portfolio Summary 40 Redevelopment Properties 43 Capital Expenditures 45 Notes & Definitions 47

Portfolio Overview 4

Portfolio Overview
As of March 31, 2025

As of March 31, 2025, our portfolio is comprised of 101 properties, consisting of 96 Operating Properties and 5 Redevelopment Properties reported in two segments - Industrial and Office.

OPERATING PORTFOLIO							
Segment	Number of Properties	Occupancy Percentage (based on rentable square feet)	Occupancy Percentage (based on usable acres)	WALT (years)[1]	ABR ($ in thousands)	% of ABR	Investment Grade %[1,2]
Industrial	**65**	**—**	**—**	**5.4**	**$74,769**	**40.8%**	**53.4%**
Industrial Outdoor Storage (IOS)[3]	46	—	99.6%	4.6	24,344	13.3	43.4
Traditional Industrial[4]	19	100.0%	—	5.8	50,425	27.5	58.2
Office[5]	**31**	**98.8%**	**—**	**6.8**	**$108,298**	**59.2%**	**62.7%**
TOTAL / WEIGHTED AVERAGE	**96**	**99.6%**	**99.6%**	**6.2**	**$183,067**	**100.0%**	**58.9%**

REDEVELOPMENT PROPERTIES		
Segment	Number of Properties	Approx. Usable Acres
Industrial	**5**	**45**

[1] Weighted average based on ABR.
[2] Represents ratings of tenants, guarantors or non-guarantor parent entities. There can be no assurance that such guarantors or parent entities will satisfy the tenant's lease obligations. For more information, see definition of investment grade in "Notes and Definitions."
[3] Low-coverage assets with enhanced yard space designed for the display, movement and storage of materials and equipment.
[4] Traditional industrial assets, including distribution, warehouse and light manufacturing properties.
[5] Office, R&D and data center properties.

Peakstone REALTY TRUST

5

Financial Information - Entire Portfolio 6

Select Financial Data - Entire Portfolio

(Unaudited, USD in thousands, except per share metrics)		3/31/2025		12/31/2024		For the Quarter Ended 9/30/2024		6/30/2024		3/31/2024
SELECTED FINANCIAL DATA										
Net (loss) income attributable to common shareholders per share - basic and diluted[1]	$	(1.35)	$	0.35	$	(0.67)	$	(0.11)	$	0.14
FFO per share/unit - basic and diluted[2]	$	0.62	$	0.74	$	0.58	$	0.65	$	0.54
Core FFO per share/unit - basic and diluted[2]	$	0.62	$	0.63	$	0.61	$	0.65	$	0.65
AFFO per share/unit - basic and diluted[2]	$	0.62	$	0.65	$	0.65	$	0.70	$	0.70
Interest expense	$	15,978	$	15,916	$	14,140	$	15,845	$	16,148
Adjusted EBITDAre[3]	$	41,231	$	42,607	$	39,965	$	43,430	$	40,905
CAPITALIZATION										
Cash and Cash Equivalents	$	204,017	$	146,514	$	241,550	$	446,800	$	436,251
Restricted Cash	$	7,973	$	7,696	$	25,181	$	14,496	$	11,213
Total Consolidated Debt	$	1,360,326	$	1,360,326	$	1,183,018	$	1,413,999	$	1,421,083
Common shares outstanding		36,762,170		36,733,327		36,377,254		36,370,740		36,346,608
Weighted-average common shares outstanding - basic and diluted		36,726,154		36,444,348		36,374,407		36,349,950		36,309,019
Weighted-average OP Units outstanding[4]		2,989,355		3,164,838		3,211,894		3,215,665		3,218,826
Total Weighted-average common shares outstanding - basic and diluted and OP Units outstanding		39,715,509		39,609,186		39,586,301		39,565,615		39,527,845

[1] Calculated based on weighted-average number of common shares outstanding - basic and diluted.
[2] Calculated based on total weighted-average number of common shares outstanding - basic and diluted plus weighted-average number of outstanding OP Units. FFO, Core FFO, and AFFO are non-GAAP financial measures. See slide 15 for reconciliation.
[3] Effective January 1, 2025, the Company presents the non-GAAP supplemental measure "Adjusted EBITDAre" to replace the previously disclosed "Normalized EBITDAre". This change is intended to enhance comparability and consistency in evaluating the ongoing operating performance of our business. Prior year results have been updated to conform with the current year presentation. See slide 49 for the definition of Adjusted EBITDAre.
[4] Represents weighted-average outstanding OP Units that are owned by unitholders other than Peakstone Realty Trust. Represents the noncontrolling interest in the Operating Partnership.

Peakstone REALTY TRUST
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Select Financial Data - Entire Portfolio (continued)

(Unaudited, USD in thousands)	For the Quarter Ended 3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
REVENUE					
Industrial Segment					
IOS	$ 8,975	$ 5,464	$ –	$ –	$ –
Traditional Industrial	15,058	14,981	14,918	14,554	14,833
Total Industrial Segment	**24,033**	**20,445**	**14,918**	**14,554**	**14,833**
Office Segment	32,938	33,318	33,234	32,991	32,999
Other Segment[1]	–	4,171	6,808	8,407	11,395
Total Revenue	**$ 56,971**	**$ 57,934**	**$ 54,960**	**$ 55,952**	**$ 59,227**
NOI[2]					
Industrial Segment					
IOS	$ 7,926	$ 4,848	$ –	$ –	$ –
Traditional Industrial	12,886	12,762	12,698	12,854	12,517
Total Industrial Segment	**20,812**	**17,610**	**12,698**	**12,854**	**12,517**
Office Segment	27,388	27,549	27,447	27,328	27,514
Other Segment[1]	–	2,283	3,714	5,240	7,596
Total NOI	**$ 48,200**	**$ 47,442**	**$ 43,859**	**$ 45,422**	**$ 47,627**
CASH NOI[2]					
Industrial Segment					
IOS	$ 5,924	$ 4,105	$ –	$ –	$ –
Traditional Industrial	12,499	11,577	11,131	11,481	11,817
Total Industrial Segment	**18,423**	**15,682**	**11,131**	**11,481**	**11,817**
Office Segment	27,181	29,490	27,410	27,279	27,504
Other Segment[1]	–	2,526	3,652	5,242	8,009
Total Cash NOI	**$ 45,604**	**$ 47,698**	**$ 42,193**	**$ 16,723**	**$ 19,826**

[1] Other segment eliminated as of 12/31/2024.
[2] NOI and Cash NOI are non-GAAP financial measures. See slide 13 for reconciliations of NOI and Cash NOI for the quarters ending 3/31/2025 and 3/31/2024 and slide 53 for reconciliations of NOI and Cash NOI for the interim periods ending 12/31/2024, 9/30/2024, and 6/30/2024.

Peakstone REALTY TRUST

8

9 For the Quarter Ended (Unaudited, USD in thousands, except per share metrics) 3/31/2025 12/31/2024 9/30/2024 6/30/2024 3/31/2024 REVENUES Rental income $ 56,971 $ 57,934 $ 54,960 $ 55,952 $ 59,227 EXPENSES Property operating expense 4,644 6,138 6,815 6,017 7,090 Property tax expense 4,127 4,354 4,286 4,513 4,510 General and administrative expenses 8,553 9,056 9,122 9,116 9,680 Corporate operating expenses to related parties 141 141 141 169 166 Depreciation and amortization 25,439 25,826 22,742 22,998 23,415 Real estate impairment provision 51,957 2,538 42,894 6,505 1,376 Total expenses 94,861 48,053 86,000 49,318 46,237 (Loss) income before other income (expenses) (37,890) 9,881 (31,040) 6,634 12,990 OTHER INCOME (EXPENSES) Interest expense (15,978) (15,916) (14,140) (15,845) (16,148) Gain (loss) on extinguishment of debt — 10,973 (508) — — Other income, net 1,136 1,678 3,592 5,167 4,045 Net gain (loss) from disposition of assets (479) 13,123 16,125 (57) 9,177 Goodwill impairment provision — (5,680) — — (4,594) Transaction expenses (190) (243) (578) — — NET INCOME (LOSS) (53,401) 13,816 (26,549) (4,101) 5,470 Net (income) loss attributable to noncontrolling interests 4,019 (1,104) 2,154 333 (445) Net income (loss) attributable to controlling interests (49,382) 12,712 (24,395) (3,768) 5,025 NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS $ (49,382) $ 12,712 $ (24,395) $ (3,768) $ 5,025 NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS PER BASIC & DILUTED SHARE $ (1.35) $ 0.35 $ (0.67) $ (0.11) $ 0.14 WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC & DILUTED 36,726,154 36,444,348 36,374,407 36,349,950 36,309,019 Consolidated Statement of Operations

10 As of (Unaudited, USD in thousands) 3/31/2025 12/31/2024 9/30/2024 6/30/2024 3/31/2024 ASSETS Cash and cash equivalents $ 204,017 $ 146,514 $ 241,550 $ 446,800 $ 436,251 Restricted cash1 7,973 7,696 25,181 14,496 11,213 Real estate Land 434,618 450,217 212,312 225,330 227,138 Building and improvements 1,769,397 1,952,742 1,836,900 1,942,591 1,942,064 In-place lease intangible assets 343,153 380,599 370,946 394,728 397,872 Construction in progress 1,434 1,017 1,017 1,069 8,998 Total real estate 2,548,602 2,784,575 2,421,175 2,563,718 2,576,072 Less: accumulated depreciation and amortization (493,812) (520,527) (554,820) (581,421) (564,208) Total real estate, net 2,054,790 2,264,048 1,866,355 1,982,297 2,011,864 Assets held for sale, net 108,886 — 35,189 2,639 7,437 Above-market lease and other intangible assets, net 26,381 28,015 27,603 28,281 28,918 Deferred rent receivable 54,570 60,371 65,511 65,289 63,481 Deferred leasing costs, net 12,834 13,865 16,842 18,117 18,185 Goodwill 68,373 68,373 74,052 74,052 74,052 Right-of-use lease assets 32,565 32,967 33,369 33,771 34,172 Interest rate swap asset, at fair value 4,570 15,974 12,042 22,710 27,042 Other assets 20,238 38,409 45,373 42,172 40,987 TOTAL ASSETS $ 2,595,197 $ 2,676,232 $ 2,443,067 $ 2,730,624 $ 2,753,602 Consolidated Balance Sheet 1Restricted cash is presented on the consolidated balance sheet and consists primarily of reserves that the Company funded as required by the applicable agreements with certain lenders in conjunction with debt financing or transactions.

11 As of (Unaudited, USD in thousands) 3/31/2025 12/31/2024 9/30/2024 6/30/2024 3/31/2024 LIABILITIES AND EQUITY Debt, net $ 1,345,686 $ 1,344,619 $ 1,168,010 $ 1,408,517 $ 1,416,433 Interest rate swap liability 713 — 10,255 — — Distributions payable 8,565 8,477 8,436 8,486 8,422 Below-market lease and other intangible liabilities, net 44,771 46,976 13,884 14,552 15,289 Right-of-use lease liabilities 46,708 46,887 46,860 46,934 46,932 Accrued expenses and other liabilities 69,958 77,251 63,451 65,543 64,705 TOTAL LIABILITIES 1,516,401 1,524,210 1,310,896 1,544,032 1,551,781 SHAREHOLDERS’ EQUITY Common Shares 37 37 37 37 36 Additional paid-in capital 3,019,703 3,016,804 2,996,900 2,994,303 2,992,071 Cumulative distributions (1,117,625) (1,109,215) (1,100,893) (1,092,609) (1,084,273) Accumulated earnings (887,661) (838,279) (850,992) (826,597) (822,829) Accumulated other comprehensive income 4,698 15,874 2,791 21,986 25,938 TOTAL SHAREHOLDERS’ EQUITY 1,019,152 1,085,221 1,047,843 1,097,120 1,110,943 Noncontrolling interests 59,644 66,801 84,328 89,471 90,877 TOTAL EQUITY 1,078,796 1,152,022 1,132,171 1,186,591 1,201,820 TOTAL LIABILITIES AND EQUITY $ 2,595,197 $ 2,676,232 $ 2,443,067 $ 2,730,623 $ 2,753,601 Consolidated Balance Sheet (continued)

12 For the Quarter Ended (Unaudited, USD in thousands) 3/31/2025 12/31/2024 9/30/2024 6/30/2024 3/31/2024 Net (loss) income $ (53,401) $ 13,816 $ (26,549) $ (4,101) $ 5,470 General and administrative expenses 8,553 9,056 9,122 9,116 9,680 Corporate operating expenses to related parties 141 141 141 169 166 Real estate impairment provision 51,957 2,538 42,894 6,505 1,376 Goodwill impairment provision — 5,680 — — 4,594 Depreciation and amortization 25,439 25,826 22,742 22,998 23,415 Interest expense 15,978 15,916 14,140 15,845 16,148 Other income, net (1,136) (1,678) (3,592) (5,167) (4,045) (Gain) loss on extinguishment of debt — (10,973) 508 — — Net loss (gain) from disposition of assets 479 (13,123) (16,125) 57 (9,177) Transaction expenses 190 243 578 — — Total NOI $ 48,200 $ 47,442 $ 43,859 $ 45,422 $ 47,627 Non-GAAP Financial Measures Reconciliation of Net Income (Loss) to Total NOI Quarter Ended

Non-GAAP Financial Measures (continued)

NOI and Cash NOI - By Segment
Quarter Ended

(Unaudited, USD in thousands)	For the Quarter Ended 3/31/2025 IOS	Traditional Industrial	Total Industrial Segment	Office Segment	Entire Portfolio	For the Quarter Ended 3/31/2024 IOS	Traditional Industrial	Total Industrial Segment	Office Segment	Other Segment[1]	Entire Portfolio
Revenue	$ 8,975	$ 15,058	**$ 24,033**	$ 32,938	**$ 56,971**	$ —	$ 14,833	**$ 14,833**	$ 32,999	$ 11,395	**$ 59,227**
Operating Property Expense	(270)	(1,001)	(1,271)	(3,373)	**(4,644)**	—	(1,201)	(1,201)	(3,341)	(2,548)	**(7,090)**
Property Tax Expense	(779)	(1,171)	**(1,950)**	(2,177)	**(4,127)**	—	(1,115)	**(1,115)**	(2,144)	(1,251)	**(4,510)**
TOTAL NOI	7,926	12,886	20,812	27,388	**48,200**	—	12,517	12,517	27,514	7,596	**47,627**
NON-CASH ADJUSTMENTS:											
Straight Line Rent	(705)	(246)	**(951)**	(199)	**(1,150)**	—	(604)	**(604)**	(689)	467	**(826)**
In-Place Lease Amortization	(1,574)	(141)	**(1,715)**	(147)	**(1,862)**	—	(96)	**(96)**	(126)	(37)	**(259)**
Deferred Termination Income	277	—	**277**	(652)	**(375)**		—	**—**	—	—	**—**
Deferred Ground/Office Lease	—	—	**—**	423	**423**	—	—	**—**	433	(17)	**416**
Other Intangible Amortization	—	—	**—**	368	**368**	—	—	**—**	372	—	**372**
Inducement Amortization	—	—	**—**	**—**	**—**	—	—	**—**	—	—	**—**
TOTAL CASH NOI	**$ 5,924**	**$ 12,499**	**$ 18,423**	**$ 27,181**	**$ 45,604**	**$ —**	**$ 11,817**	**$ 11,817**	**$ 27,504**	**$ 8,009**	**$ 47,330**

[1] On December 31, 2024, the Company sold its final property in the Other segment, and as a result, the Other segment was eliminated. Amounts presented herein reflect the Company's ownership of Other segment properties during the quarter ended March 31, 2024. The Other segment consisted of vacant and non-core properties, together with other properties in the same cross-collateralized loan pool.

Peakstone
REALTY TRUST

13

14 For the Quarter Ended (Unaudited, USD in thousands) 3/31/2025 3/31/2024 CASH NOI ALLOCATION IOS $ 5,924 $ — Traditional Industrial 12,499 11,817 Total Industrial Segment $ 18,423 $ 11,817 Office Segment 27,181 27,504 � Other Segment — 8,009 TOTAL CASH NOI $ 45,604 $ 47,330 SAME STORE CASH NOI ADJUSTMENTS � � Adjustment for acquired properties (5,924) — Adjustment for disposed properties (679) (9,816) TOTAL SAME STORE CASH NOI ADJUSTMENTS (6,603) (9,816) TOTAL SAME STORE CASH NOI $ 39,001   $ 37,514 SAME STORE CASH NOI IOS $ — $ — Traditional Industrial 12,499 11,817 Total Industrial Segment1 $ 12,499 $ 11,817 Office Sgement 26,502 25,697 TOTAL SAME STORE CASH NOI $ 39,001   $ 37,514 Change in Same Store Cash NOI ($) $ 1,487 Change in Same Store Cash NOI (%) 4.0 % NUMBER OF SAME STORE PROPERTIES 50 TOTAL SAME STORE SQUARE FEET 14,111,300 SAME STORE ECONOMIC OCCUPANCY 99.6 % Non-GAAP Financial Measures (continued) Cash NOI and Same Store Cash NOI - By Segment 1 The following items contributed to the increase in Same Store Cash NOI in the Industrial segment: (i) commencement of rent for the extension term at our Jacksonville property, and (ii) the expiration of a rent abatement at our Jacksonville property that was in effect during the prior year quarter.

Non-GAAP Financial Measures (continued)

FFO, Core FFO, and AFFO

(Unaudited, USD in thousands, except per share metrics)

Reconciliation of Net (Loss) Income to Funds From Operations (FFO), Core Funds From Operations (Core FFO), and Adjusted Funds From Operations (AFFO)	For the Quarter Ended 3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
NET (LOSS) INCOME	$ (53,401)	$ 13,816	$ (26,549)	$ (4,101)	$ 5,470
Depreciation of building and improvements	17,147	17,699	15,504	15,424	15,564
Amortization of leasing costs and intangibles	8,387	8,225	7,336	7,671	7,947
Impairment provision, real estate	51,957	2,538	42,894	6,505	1,376
Loss (gain) from disposition of assets, net	479	(13,123)	(16,125)	57	(9,177)
FFO	**$ 24,569**	**$ 29,155**	**$ 23,060**	**$ 25,556**	**$ 21,180**
FFO attributable to common shareholders and noncontrolling interests[1]	**$ 24,569**	**$ 29,155**	**$ 23,060**	**$ 25,556**	**$ 21,180**
Reconciliation:					
FFO attributable to common shareholders and noncontrolling interests[1]	$ 24,569	$ 29,155	$ 23,060	$ 25,556	$ 21,180
Impairment provision, goodwill	—	5,680	—	—	4,594
(Gain) loss on extinguishment of debt	—	(10,973)	508	—	—
Unrealized loss (gain) on investments	23	90	(230)	(47)	(189)
Employee separation expense	32	299	—	59	—
Transaction expenses	190	243	578	—	—
Lease termination adjustments	(375)	107	—	—	—
Other activities and adjustments	178	252	43	69	—
Core FFO attributable to common shareholders and noncontrolling interests[1]	**$ 24,617**	**$ 24,853**	**$ 23,959**	**$ 25,637**	**$ 25,585**
Straight-line rent adjustment	(1,150)	(2,010)	(2,197)	(1,819)	(826)
Deferred rent - ground lease	423	423	423	399	416
Amortization of share-based compensation	1,452	2,059	2,025	2,379	1,432
Amortization of above/(below) market rent, net	(1,862)	(1,332)	(269)	(372)	(259)
Amortization of debt premium/(discount), net	(144)	(36)	12	20	107
Amortization of ground leasehold interests	(96)	(98)	(98)	(97)	(97)
Amortization of below tax benefit amortization	368	377	377	372	372
Amortization of deferred financing costs	1,212	1,206	1,457	1,044	1,050
Amortization of lease inducements	—	127	—	—	—
AFFO available to common shareholders and noncontrolling interests[1]	**$ 24,820**	**$ 25,569**	**$ 25,689**	**$ 27,563**	**$ 27,780**
FFO per share/unit, basic and diluted	**$ 0.62**	**$ 0.74**	**$ 0.58**	**$ 0.65**	**$ 0.54**
Core FFO per share/unit, basic and diluted	**$ 0.62**	**$ 0.63**	**$ 0.61**	**$ 0.65**	**$ 0.65**
AFFO per share/unit, basic and diluted	**$ 0.62**	**$ 0.65**	**$ 0.65**	**$ 0.70**	**$ 0.70**
Weighted-average common shares outstanding - basic and diluted shares	36,726,154	36,444,348	36,374,407	36,349,950	36,309,019
Weighted-average OP Units outstanding[1]	2,989,355	3,164,838	3,211,894	3,215,665	3,218,826
Weighted-average common shares and OP Units outstanding - basic and diluted FFO/Core FFO/AFFO	39,715,509	39,609,186	39,586,301	39,565,615	39,527,845

Peakstone REALTY TRUST

[1] Represents weighted-average outstanding OP Units that are owned by unitholders other than Peakstone Realty Trust. Represents the noncontrolling interest in the Operating Partnership.

15

Non-GAAP Financial Measures (continued)

EBITDA, EBITDAre, Adjusted EBITDAre

(Unaudited, USD in thousands)	For the Quarter Ended 3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Reconciliation of Net (loss) income to Adjusted EBITDAre					
Net (loss) income	$ (53,401)	$ 13,816	$ (26,549)	$ (4,101)	$ 5,470
Interest expense	15,978	15,916	14,140	15,845	16,148
Depreciation and amortization	25,439	25,826	22,742	22,998	23,415
EBITDA	**(11,984)**	**55,558**	**10,333**	**34,742**	**45,033**
Loss (gain) on sales of real estate, net	479	(13,123)	(16,125)	57	(9,177)
Impairment provision, real estate	51,957	2,538	42,894	6,505	1,376
EBITDAre	**40,452**	**44,973**	**37,102**	**41,304**	**37,232**
Adjustment for acquisitions	—	3,081	—	—	—
Adjustment for dispositions	(520)	(2,285)	(248)	200	(2,353)
Employee separation expense	32	299	—	59	—
Impairment provision, goodwill	—	5,680	—	—	4,594
Extinguishment of debt	—	(10,973)	508	—	—
Lease termination adjustment	(375)	107	—	—	—
Transaction expenses	190	243	578	—	—
Adjustment to exclude other activities	—	(577)	—	(512)	—
Share-based compensation expense	1,452	2,059	2,025	2,379	1,432
Adjusted EBITDAre[1]	**$ 41,231**	**$ 42,607**	**$ 39,965**	**$ 43,430**	**$ 40,905**
Net Debt[2]	**$ 1,156,309**	**$ 1,213,812**	**$ 941,468**	**$ 967,199**	**$ 984,832**
Net Debt / Adjusted EBITDAre[1]	**7.0**	**7.1**	**5.9**	**5.6**	**6.0**

[1] Effective January 1, 2025, the Company presents the non-GAAP supplemental measure "Adjusted EBITDAre" to replace the previously disclosed "Normalized EBITDAre". This change is intended to enhance comparability and consistency in evaluating the ongoing operating performance of our business. Prior year results have been updated to conform with the current year presentation. See slide 49 for the definition of Adjusted EBITDAre.

[2] Net debt is a non-GAAP financial measure. See slide 18 for a reconciliation to total debt as of 3/31/25 and slide 51 for reconciliations to total debt for all other periods.

Peakstone REALTY TRUST

16

Debt & Capitalization 17

Capitalization, Liquidity & Debt Overview
As of March 31, 2025

(Unaudited, USD in thousands, except for shares)

Capitalization	Contractual Interest Rate[1]	Effective Interest Rate[2]	Remaining Term	
SECURED DEBT				
Fixed-Rate Secured Debt	4.72%	4.77%	3.9	$ 360,326
TOTAL SECURED DEBT				360,326
UNSECURED DEBT				
2026 Term Loan	5.66%	3.36%	1.1	150,000
2028 Term Loan I	6.01%	3.72%	3.3	210,000
2028 Term Loan II	6.01%	3.72%	3.6	175,000
Revolving Loan	6.06%	5.05%	3.3	465,000
Total Unsecured Debt	5.98%	4.28%	3.0	1,000,000
TOTAL DEBT		4.41%	3.3	1,360,326
Less: Cash and cash equivalents (excl. restricted cash)				(204,017)
NET DEBT				**$ 1,156,309**
COMMON SHARES & OP UNITS OUTSTANDING				
Common Shares Outstanding				36,762,170
OP Units Outstanding[3]				2,969,147
COMMON SHARES & OP UNITS OUTSTANDING				**39,731,317**

[1]The Contractual Interest Rate for the Company's unsecured debt uses the applicable Secured Overnight Financing Rate ("SOFR" or SOF rate"). As of March 31, 2025, The applicable rates were 4.31% (SOFR, as calculated per the credit facility), plus spreads of 1.25% (2026 Term Loan), 1.60% (2028 Term Loan I), 1.60% (2028 Term Loan II) and 1.65% (Revolving Loan) and a 0.1% index.

[2]The Effective Interest Rate is calculated on a weighted average basis and is inclusive of the Company's $750.0 million floating to fixed interest rate swaps maturing on July 1, 2025, which have the effect of converting SOFR to a weighted average fixed rate of 1.97%. The Effective Interest Rate is calculated based on the face value of debt outstanding (i.e., excludes debt premium/discount and debt financing costs). (Note: The Company entered into forward-starting, floating to fixed interest rate swaps with a notional amount of $550.0 million. These swaps become effective July 1, 2025, and mature July 1, 2029 and have the effect of converting SOFR to a weighted average fixed rate of 3.58%.)

[3] Represents outstanding OP Units that are owned by unitholders other than Peakstone Realty Trust. Represents the noncontrolling interest in the Operating Partnership.

Liquidity		
MAXIMUM CREDIT FACILITY CAPACITY	$	1,082,000
Maximum Availability (per credit facility)	$	1,082,000
Outstanding revolving loan and term loans		(1,000,000)
CREDIT FACILITY CAPACITY	$	82,000
Cash and cash equivalents (excl. restricted)	$	204,017
Available credit facility capacity		82,000
TOTAL LIQUIDITY	**$**	**286,017**

Debt Metrics	
Net Debt / Adjusted EBITDAre	7.0x
Net Debt / Total Gross Real Estate	45.4%
Unsecured Debt / Total Gross Real Estate	39.2%
Percentage of Floating-Rate Debt[4]	18.4%
Percentage of Fixed-Rate Debt[4]	81.6%

Key Debt Covenants[5]	Required Covenant	
Maximum Consolidated Leverage Ratio	No greater than 60%	48.78%
Minimum Consolidated Fixed Charge Coverage Ratio	No less than 1.50	2.79
Maximum Total Secured Debt Ratio	No greater than 40%	12.89%
Minimum Unsecured Interest Coverage Ratio	No less than 2.00	3.33
Maximum Unsecured Leverage Ratio	No greater than 60%	44.15%

[4] Includes impact of $750.0 million floating to fixed interest rate swaps maturing on July 1, 2025.

[5] Represents a summary of certain financial covenants for our unsecured debt as of March 31, 2025. The covenants are required by our credit facility and tested on a quarterly basis. Our actual performance for each covenant is calculated based on the definitions set forth in the credit facility agreement.

Peakstone REALTY TRUST

18

19 (Unaudited, USD in thousands) SECURED DEBT Fixed-Rate Secured Debt Contractual Interest Rate Maturity Date Outstanding Balance BOA II Loan1 4.32% May 2028 $ 250,000 Georgia Mortgage Loan2 5.31% Nov 2029 37,722 Illinois Mortgage Loan3 6.51% Nov 2029 23,000 Florida Mortgage Loan4 5.48% May 2032 49,604 Weighted-Average 4.72% Total Consolidated Secured Debt $ 360,326 Consolidated Secured Debt Schedule As of March 31, 2025 1 The BOA II Loan is secured by properties located in Chicago, Illinois; Columbus, Ohio; Las Vegas, Nevada; and Birmingham, Alabama. 2 The Georgia Mortgage Loan is secured by a property in Savannah, Georgia. 3 The Illinois Mortgage Loan is secured by a property in Chicago, Illinois. 4 The Florida Mortgage Loan is secured by a property in Jacksonville, Florida.

20 1 Represents face value of debt outstanding (i.e., excludes debt premium/discount and debt financing costs). 2 Represents the 2026 Term Loan. 3 Represents the outstanding balance of the Revolving Loan. 4 Represents the 2028 Term Loan I and 2028 Term Loan II. 5 Represents the BOA II Loan. 6 Represents the Georgia and Illinois Mortgage Loans. 7 Represents the Florida Mortgage Loan. $141,194(1) $200,000(3) $400,000(5) Consolidated Debt Maturities 60,722 49,604$250,000 $150,000 $385,000 $465,000 Mortgage Loans (Industrial and Office) 2026 and 2028 Term Loans Revolving Loan 2025 2026 2027 2028 2029 Thereafter (1) $250,000 4 2 Consolidated Debt Maturity Schedule As of March 31, 2025 $210,0005 1 65 4 3 7

Components of Net Asset Value 21

Components of Net Asset Value - Entire Portfolio
As of March 31, 2025

(Unaudited, USD in thousands)

Annualized Base Rent		ABR	Percentage of ABR
		ABR	Percentage of ABR
Industrial			
Investment grade[1]	$	39,915	21.8 %
Sub-investment grade[1]		22,370	12.2
Unrated credit		12,484	6.8
		74,769	40.8
Office			
Investment grade[1]		67,862	37.1
Sub-Investment grade[1]		24,837	13.6
Unrated credit		15,599	8.5
		108,298	59.2
TOTAL PORTFOLIO	$	183,067	100 %

Balance Sheet Components		
NON-OPERATING, NON-COMMERCIAL REAL ESTATE ASSETS		
Cash and cash equivalents	$	204,017
Restricted cash		7,973
Goodwill/operating company		68,373
Interest rate swap asset		4,570
Tenant rent receivable		594
Cash - surrender value (DCP)		10,488
Prepaid insurance		889
Other assets		8,267
TOTAL NON-OPERATING, NON-COMMERCIAL REAL ESTATE ASSETS	$	305,171

Balance Sheet Components (cont'd)		
LIABILITIES		
Credit facility[2]	$	1,000,000
Mortgages payable[2]		360,326
Distributions payable		8,565
Interest swap liability		713
Due to related parties		526
Interest payable		16,255
Prepaid tenant rent		9,321
Deferred compensation		10,047
Real estate taxes payable		2,647
Property operating expense payable		1,214
Accrued construction in progress		232
Accrued tenant improvements		2,199
Other liabilities		27,517
TOTAL LIABILITIES	$	1,439,562
COMMON SHARES + OP UNITS OUTSTANDING[3]		39,731,317

Real Estate Value		
REAL ESTATE GROSS BOOK VALUE		
Industrial	$	1,282,232
Office		1,266,370
WHOLLY-OWNED PORTFOLIO - GROSS BOOK VALUE		2,548,602
ACCUMULATED DEPRECIATION		
Industrial		(192,411)
Office		(301,401)
TOTAL ACCUMULATED DEPRECIATION		(493,812)
ASSETS HELD FOR SALE, NET		108,886
REAL ESTATE NET BOOK VALUE	$	2,163,676

[1] Weighted average based on ABR. Represents ratings of tenants, guarantors or non guarantor parent entities. There can be no assurance that such guarantors or parent entities will satisfy the tenant's lease obligations. For more information, see definition of investment grade in "Notes and Definitions."
[2] Represents face value of debt outstanding (i.e., excludes debt premium/discount and debt financing costs).
[3] Represents outstanding OP Units that are owned by unitholders other than the Peakstone Realty Trust. Represents the noncontrolling interest in the Operating Partnership.

Peakstone REALTY TRUST

22

23 Portfolio Characteristics: Industrial Segment

24 70 Properties 19 States 32 Markets 5.4 Years WALT1 1 Weighted average based on ABR for Industrial segment. Industrial National Footprint As of March 31, 2025 PROPERTIES 46 IOS 19 Traditional Industrial 5 IOS Redevelopment

25 Top 10 Tenants Tenant/Major Tenant Rating1 % of ABR2 WALT (years)2 1  Amazon3 AA 13.3% 6.3 2  RH B1 4 10.2 5.4 3  3M Company A3 4 6.8 1.6 4  Samsonite BB+ 6.0 4.7 5  PepsiCo A+ 4.5 3.3 6  Shaw Industries AA 4.5 8.0 7  Amcor BBB+ 5 3.7 7.6 8  Huntington Ingalls BBB 5 3.6 2.8 9  United Rentals BBB- 6 3.0 3.6 10  Maxim Crane B2 4 2.7 6.4 Top 10 Total/Average Lease Term 58.3% 5.1 Investment Grade Calculation2: Tenant 9.3 % Guarantor 13.6 Tenant/Guarantor 22.9 Non-Guarantor Parent 30.5 Total Investment Grade 53.4 % Tenant Concentration: Industrial Segment As of March 31, 2025 1 Represents S&P ratings of tenants, guarantors, or non-guarantor parent entities, issued at http://www.spgglobal.com, unless otherwise noted. 2 Weighted average based on ABR for Industrial segment. 3 Represents three properties leased to this tenant. 4 Represents a rating issued by Moody's at http://www.moodys.com. 5 Represents a rating issued by Fitch at http://www.fitchratings.com 6 Represents a rating issued by Egan-Jones at http://www.egan-jones.com.

26 Industry Concentration: Industrial Segment As of March 31, 20252021 Top 9 Industries Top 20 Sub-Industries   Industry % of ABR1   Sub-Industry % of ABR1 1 Capital Goods 29.6% 1 Internet & Direct Marketing Retail 13.3% 2 E-Commerce 13.3 2 Trading Companies & Distributors 11.2 3 Retailing 13.1 3 Homefurnishing Retail 10.2 4 Consumer Durables & Apparel 10.5 4 Soft Drinks 7.1 5 Transportation 9.6 5 Industrial Conglomerates 6.8 6 Materials 8.4 6 Apparel, Accessories & Luxury Goods 6.0 7 Food, Beverage & Tobacco 7.1 7 Aerospace & Defense 5.1 8 Commercial & Professional Services 4.6 8 Air Freight & Logistics 4.6 9 Automobiles & Components 3.8 9 Diversified Support Services 4.6 � Top 9 total 100.0% 10 Textiles 4.5 All others — % 11 Trucking 4.3 � � � 12 Paper Packaging 3.7 13 Automotive Retail 2.9 � � � 14 Auto Components 2.4 15 Forest Products 2.3 16 Industrial Machinery 2.3 17 Metal & Glass Containers 2.0 18 Building Products 1.8 19 Construction Machinery & Heavy Trucks 1.6 20 Auto Parts & Equipment 1.4 Top 20 total 98.1 % All others 1.9% � � � 1 Based on ABR for Industrial segment.

27 Geographic Distribution by State (% of ABR1) Market Concentration: Industrial Segment As of March 31, 2025 (USD in thousands) Top 10 Markets (% of ABR)1 Markets ABR % of ABR1 1 Chicago $ 9,422 12.6% 2 Columbus 7,816 10.5 3 Stockton/Modesto 7,637 10.2 4 Savannah 5,088 6.8 5 Philadelphia 5,024 6.7 6 Jacksonville 4,755 6.4 7 Tampa 3,620 4.8 8 Hampton Roads 3,491 4.7 9 Atlanta 3,199 4.3 10 Detroit 3,172 4.2 Top 10 total $ 53,224 71.2 % All others 21,545 28.8 Total $ 74,769 100.0% 14.4% 12.8% 12.6% 11.1% 10.2% 7.0% 5.3% 4.7% 4.2% 3.4% 14.3% Ohio Florida Illinois Georgia California Pennsylvania Virginia Texas Michigan South Carolina All Others 1 Based on ABR for Industrial segment.

28 Lease Expiration: Industrial Segment As of March 31, 2025 (USD in thousands) Lease Maturity Schedule (by ABR%)1 0.4% 3.2% 5.9% 5.9% 2.8% 2.3% 5.1% 3.0% 1.6% 2.3% 6.8% 10.5% 8.1% 10.2% 11.6% 6.3% 8.1% 5.9% IOS Traditional Industrial 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 >2034 Expiring Leases Year Leases Approx. Square Feet Approx. Usable Acres ABR % of ABR1 2025 1 — 9 $ 336 0.4% 2026 8 978,100 29 7,504 10.0 2027 12 — 62 4,376 5.9 2028 13 1,290,100 91 12,237 16.4 2029 7 1,129,700 37 8,138 10.9 2030 5 1,501,400 21 9,374 12.5 2031 5 1,039,200 64 12,523 16.7 2032 6 1,113,000 23 6,967 9.3 2033 5 1,340,400 20 7,237 9.7 2034 1 — 37 1,741 2.3 >2034 4 609,900 — 4,336 5.9 Vacant — — 2 — — Redevelopment Properties2 — — 45 — — Totals 67 9,001,800 440 $ 74,769 100% 1 Based on ABR for Industrial segment. 2 Represents unleased space at Redevelopment Properties.

29 1 Based on ABR for Industrial segment. Rent Growth: Industrial Segment As of March 31, 2025 TRADITIONAL INDUSTRIAL Annually 93.4% 2.2% Other Frequencies — — Subtotal - Annually and Other Frequencies 93.4 2.2 No Escalations 6.6 — TRADITIONAL INDUSTRIAL TOTAL / WEIGHTED AVERAGE 100.0% 2.0% Lease Escalations - Industrial Segment % of ABR1 Average Annual Rent Escalations IOS Annually 86.8% 3.3% Other Frequencies 8.6 0.7 Subtotal - Annually and Other Frequencies 95.4 3.0 No Escalations 4.6 — IOS TOTAL / WEIGHTED AVERAGE 100.0% 2.8% INDUSTRIAL SEGMENT - WEIGHTED AVERAGE 2.4%

30 Portfolio Characteristics: Office Segment

31 Top 10 Tenants Tenant/Major Tenant Rating1 % of ABR2 WALT (years)3 1  Keurig Dr. Pepper Baa1 4 11.0% 4.6 2  Southern Company A- 8.9 19.0 3  LPL BBB- 8.2 11.6 4  Maxar NR 6 7.3 5.3 5  Freeport McMoRan Baa1 4 7.3 2.1 6 McKesson A3 4 5.9 3.5 7 Travel & Leisure BB- 5.5 4.4 8 IGT BB+ 4.9 5.8 9 International Paper Company BBB 4.8 4.9 10 Guild Mortgage Company HY2 5 4.6 5.7 Top 10 Total/Average Lease Term 68.4% 7.2 Investment Grade Calculation2: Tenant 44.3 % Guarantor 3.9 Tenant/Guarantor 48.2 Non-Guarantor Parent 14.5 Total Investment Grade 62.7 % Tenant Concentration: Office Segment As of March 31, 2025 1 Represents S&P ratings of tenants, guarantors, or non-guarantor parent entities, issued at http://www.spgglobal.com, unless otherwise noted. 2 Based on ABR for Office segment. 3 Weighted average based on ABR. 4 Represents a rating issued by Moody's at http://www.moodys.com. 5 Represents a rating issued by Bloomberg's services. 6 Indicates that the tenant is not rated by the major credit agencies used.

32 Geographic Distribution by State (% of ABR1) Market Concentration: Office Segment As of March 31, 2025 (USD in thousands) Top 10 Markets (% of ABR)1 Markets ABR % of ABR1 1 Phoenix $ 20,366 18.8% 2 Boston 12,839 11.9 3 Denver 11,086 10.2 4 Birmingham 9,597 8.9 5 Northern New Jersey 9,169 8.5 6 Charlotte 8,853 8.2 7 Las Vegas 5,308 4.9 8 Memphis 5,234 4.8 9 San Diego 4,973 4.6 10 Seattle/Puget Sound 3,794 3.5 Top 10 total $ 91,219 84.3 % All others 17,079 15.7 Total $ 108,298 100.0% 18.8% 12.5% 11.9% 8.9% 8.5% 8.3% 8.2% 4.9% 4.6% 3.5% 9.9% Arizona Colorado Massachusetts Alabama New Jersey Tennessee South Carolina Nevada California Washington All Others 1 Based on ABR for Office segment.

33 Lease Expiration: Office Segment As of March 31, 2025 (USD in thousands) Lease Maturity Schedule (by ABR%)1 1.4% 2.5% 13.4% 7.5% 22.4% 17.2% 7.1% 4.2% 2.3% —% 22.0% 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 >2034 Expiring Leases Year Leases Approx. Square Feet ABR % of ABR1 2025 2 73,000 $ 1,509 1.4% 2026 1 176,400 2,690 2.5 2027 7 570,700 14,524 13.4 2028 3 472,400 8,095 7.5 2029 5 885,400 24,213 22.4 2030 4 841,300 18,611 17.2 2031 2 340,300 7,638 7.1 2032 2 220,900 4,516 4.2 2033 1 114,500 2,442 2.3 2034 — — — — >2034 5 1,354,600 24,060 22.0 Vacant — 60,000 — — Totals 32 5,109,500 $ 108,298 100.0% 1 Based on ABR for Office segment.

34 1 Based on ABR for Office segment. Rent Growth: Office Segment As of March 31, 2025 Lease Escalations - Office Segment % of ABR1 Average Annual Rent Escalations Annually 79.0% 2.3% Other Frequencies 21.0 0.5 Subtotal - Annually and Other Frequencies 100.0 1.9 No Escalations — — OFFICE SEGMENT TOTAL / WEIGHTED AVERAGE 100.0% 1.9%

35 Portfolio Characteristics: All Segments

36 Acquisitions Segment Market Acquisition Date Square Feet/Usable Acres WALT1 Purchase Price ($ in thousands) N/A Total / Wtd. Avg. — — — 2025 Transaction Activity Dispositions Segment Market Disposition Date Square Feet WALT1 Gross Sales Price ($ in thousands) Office Baltimore 2/7/2025 132,200 7.6 $26,000 Office Dallas/Fort Worth 3/5/2025 119,000 0.8 $8,031 For the Quarter Ended March 31, 2025 251,200 4.4 $34,031 Office Charlotte 2 4/24/2025 451,600 11.5 $106,800 Office Pittsburgh 3 4/30/2025 70,500 0.2 $3,500 Subsequent to March 31, 2025 522,100 10.0 $110,300 2025 Total / Wtd. Avg. 773,300 8.2 $144,331 1 Based on rentable square feet for traditional industrial / office and usable acres for IOS. 2 Represents two related Office segment properties that met the held for sale criteria as of March 31, 2025 and were sold together subsequent to quarter end. 2 Represents an Office segment property that the met the held for sale criteria as of as of March 31, 2025 and was sold subsequent to quarter end.

37 Top 10 Tenants Tenant/Major Tenant Rating1 % of ABR2 WALT (years)3 1  Keurig Dr. Pepper Baa1 4 6.5% 4.6 2  Amazon5 AA 5.5 6.3 3  Southern Company A- 5.2 19.0 4  LPL BBB- 4.8 11.6 5  Maxar NR 6 4.3 5.3 6  Freeport McMoRan Baa1 4 4.3 2.1 7  RH B1 4 4.2 5.4 8  McKesson A3 4 3.5 3.5 9  Travel & Leisure BB- 3.2 4.4 10  IGT BB+ 2.9 5.8 Top 10 Total/Average Lease Term 44.4% 7.2 Investment Grade Calculation2: Tenant 30.0 % Guarantor 7.8 Tenant/Guarantor 37.8 Non-Guarantor Parent 21.1 Total Investment Grade 58.9 % Tenant Concentration: All Segments As of March 31, 2025 1 Represents S&P ratings of tenants, guarantors, or non-guarantor parent entities, issued at http://www.spgglobal.com, unless otherwise noted. 2 Based on ABR for all segments. 3 Weighted average based on ABR. 4 Represents a rating issued by Moody's at http://www.moodys.com. 5 Represents three properties leased to this tenant. 6 Indicates that the tenant is not rated by the major credit agencies used.

38 Geographic Distribution by State (% of ABR1) Market Concentration: All Segments As of March 31, 2025 (USD in thousands) Top 10 Markets (% of ABR)1 Markets ABR % of ABR1 1 Phoenix $ 20,366 11.1% 2 Boston 12,839 7.0 3 Denver 11,653 6.4 4 Northern New Jersey 11,293 6.2 5 Birmingham 9,597 5.2 6 Chicago 9,422 5.1 7 Charlotte 8,853 4.8 8 Columbus 7,816 4.3 9 Stockton/Modesto 7,637 4.2 10 Seattle/Puget Sound 5,535 3.0 Top 10 total $ 105,011 57.3 % All others 78,056 42.7 Total $ 183,067 100.0% 11.1% 7.7% 7.0% 6.9% 6.4% 6.2% 5.9% 5.9% 5.7% 5.2% 32.0% Arizona Colorado Massachusetts California New Jersey South Carolina Florida Ohio Tennessee Alabama All Others 1 Based on ABR for all segments.

39 Lease Expirations: All Segments As of March 31, 2025 (USD in thousands) Lease Maturity Schedule (by ABR%)1 1 Based on ABR for all segments. 2 Represents unleased space at Redevelopment Properties. 4.1% 2.4% 6.7% 4.5% 5.1% 6.8% 3.8% 4.0% 1.0% 2.4% 0.8% 1.5% 7.9% 4.4% 13.2% 10.2% 4.2% 2.5% 1.3% 13.1% Industrial Office 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 >2034 Expiring Leases Year Industrial Office Total Approx. Square Feet Approx. Usable Acres ABR % of ABR1 2025 1 2 3 73,000 9 $ 1,845 1.0% 2026 8 1 9 1,154,500 29 10,194 5.6 2027 12 7 19 570,700 62 18,900 10.3 2028 13 3 16 1,762,500 91 20,332 11.1 2029 7 5 12 2,015,100 37 32,351 17.7 2030 5 4 9 2,342,700 21 27,985 15.3 2031 5 2 7 1,379,500 64 20,161 11.0 2032 6 2 8 1,333,900 23 11,483 6.3 2033 5 1 6 1,454,900 20 9,679 5.3 2034 1 — 1 — 37 1,741 1.0 >2034 4 5 9 1,964,500 — 28,396 15.4 Vacant — — — 60,000 2 — — Redevelopment Properties2 — — — — 45 — — Totals 67 32 99 14,111,300 440 $ 183,067 100%

40 Operating Portfolio Summary

41 Operating Portfolio As of March 31, 2025 OPERATING PORTFOLIO Segment Number of Properties Occupancy Percentage (based on rentable square feet) Occupancy Percentage (based on usable acres) WALT (years)1 ABR ($ in thousands) % of ABR Investment Grade %1,2 Industrial 65 —% $— 5.4 $74,769 40.8% 53.4% IOS 46 — 99.6% 4.6 24,344 13.3 43.4 Traditional Industrial 19 100.0% — 5.8 50,425 27.5 58.2 Office 31 98.8% — 6.8 $108,298 59.2% 62.7% TOTAL / WEIGHTED AVERAGE 96 99.6% 99.6% 6.2 $183,067 100.0% 58.9% 1 Weighted average based on ABR. 2 Represents ratings of tenants, guarantors or non-guarantor parent entities. There can be no assurance that such guarantors or parent entities will satisfy the tenant’s lease obligations. For more information, see definition of investment grade in "Notes and Definitions." As of March 31, 2025, our portfolio is comprised of 96 Operating Properties reported in two segments - Industrial and Office.

Leasing Activity - Operating Portfolio
For the Quarter Ended March 31, 2025

NEW AND RENEWAL LEASES - RENTABLE SQUARE FEET									Cash Rent Change[1]			GAAP Rent Change[1]		
Location	Segment	Property Type	New Lease Start Date	New Lease Expiration Date	Term (Yrs)	Approx. Square Feet	Leasing Commissions $/SF	Tenant Improvement $/SF	Starting Rent/ SF	Prior Rent/ SF	Rent Change	Starting Rent/SF	Prior Rent/SF	Rent Change
NEW LEASES														
None														
RENEWAL LEASES														
Phoenix, AZ	Office	Office	4/1/2025	7/31/2025	0.3	2,500	$ —	$ —	$ 26.00	N/A	N/A [2]	$ 25.11	N/A	N/A [2]
Total / weighted average					**0.3**	**2,500**	**$ —**	**$ —**	**$ 26.00**	**N/A**	**N/A**	**$ 25.11**	**N/A**	**N/A**

NEW AND RENEWAL LEASES - USABLE ACRES									Cash Rent Change[1]			GAAP Rent Change[1]		
Location	Segment	Property Type	New Lease Start Date	New Lease Expiration Date	Term (Yrs)	Usable Acres	Leasing Commissions $/Acre	Tenant Improvement $/Acre	Starting Rent/ Acre	Prior Rent/ Acre	Rent Change	Starting Rent/Acre	Prior Rent/ Acre	Rent Change
NEW LEASES														
Everett, WA	Industrial	IOS	2/28/2025	11/30/2034	9.8	37.0	$ —	$ —	$ 47,040	N/A	N/A [3]	$ 70,324	N/A	N/A [3]
RENEWAL LEASES														
Lively, GA	Industrial	IOS	3/19/2025	9/18/2025	0.5	8.7	$ —	$ —	$ 38,568	N/A	N/A [2]	$ 38,569	N/A	N/A [2]
Total / weighted average					**8.0**	**45.7**	**$ —**	**$ —**	**$ 45,427**	**N/A**	**N/A**	**$ 64,279**	**N/A**	**N/A**

TERMINATIONS/CONTRACTIONS							
Location	Segment	Property Type	Previous Lease Expiration Date	Termination Date	Approx. Square Feet	Approx. Usable Acres	Termination Income (Fee)
N/A							

[1] Refer to *Notes & Definitions* for details regarding GAAP Rent Change and Cash Rent Change calculations.
[2] Excluded from GAAP Rent Change and Cash Rent Change because the lease term is less than 12 months. Represents an IOS lease for a property that was re-classified from a redevelopment property in prior quarter to an operating property in the current period.
[3] Excluded from GAAP Rent Change and Cash Rent Change because the lease is for space that has never been leased under our ownership.

Peakstone REALTY TRUST

42

Redevelopment Properties 43

44 Redevelopment Properties As of March 31, 2025 Property Name Location Projected Usable Acres1 Leased Percentage as of Quarter-End Occupancy Percentage as of Quarter-End CURRENT REDEVELOPMENT 1 175 Container Road Savannah, GA 8 - - 2 2687-2691 McCollum Parkway Kennesaw, GA 4 - - 3 1922 River Road Burlington, NJ 6 - - 4 511 Neck Road Burlington, NJ 9 - - 5 2750 Bethlehem Pike Hatfield, PA 18 - - Total / Weighted Average 45 - % - % (1) Represents the estimated usable acres of the project upon completion of redevelopment work.

Capital Expenditures 45

46 For the Quarter Ended (Unaudited, USD in thousands) 3/31/2025 % of NOI1 12/31/2024 % of NOI1 9/30/2024 % of NOI1 6/30/2024 % of NOI1 OPERATING PORTFOLIO Industrial Segment IOS2 Value Enhancing Capital Expenditures $ — — % $ — — % $ — — % $ — — % Maintenance Capital Expenditures — — — — — — — — Total IOS Capital Expenditures $ — — % $ — — % $ — — % $ — — % Traditional Industrial Value Enhancing Capital Expenditures $ — — % $ 73 0.2% $ — — % $ — — % Maintenance Capital Expenditures — — 166 0.3 — — — — Total Traditional Industrial Capital Expenditures $ — — % $ 239 0.5% $ — — % $ — — % Industrial Segment Capital Expenditures $ — — % $ 239 0.5% $ — — % $ — — % Office Segment Tenant Improvements $ 891 1.8% $ — — % $ 1,542 3.1% $ — — % Leasing Commissions 261 0.5 — — — — — — Total Office Segment Capital Expenditures $ 1,152 2.3% $ — — % $ 1,542 3.1% $ — — % Capital Expenditures (Cash Basis) 1 Represents percentage of capital expenditures compared to consolidated NOI. 2 IOS and Redevelopment Properties were acquired on 11/4/2024. For the Quarter Ended 3/31/2025 12/31/2024 9/30/2024 6/30/2024 REDEVELOPMENT PROPERTIES2 Total Capital Expenditures $ 185 $ — $ — $ —

Notes & Definitions 47

48 Notes & Definitions ABR (Annualized Base Rent) “Annualized Base Rent” or “ABR” is calculated as the monthly contractual base rent for leases that have commenced as of the end of the quarter, excluding rent abatements, multiplied by 12 months and deducting base year operating expenses for gross and modified leases, unless otherwise specified. For leases in effect at the end of any quarter that provide for rent abatement during the last month of that quarter, the Company used the monthly contractual base rent payable following expiration of the abatement period. Average Annual Rent Escalations "Average Annual Rent Escalations" is defined as weighted average rental increase based on the remaining term of each lease, excluding i) unexercised renewal options and early termination rights and ii) leases that expire within one year. Cash and cash equivalents "Cash and cash equivalents" represent all short-term, highly liquid investments that are readily convertible to cash with a maturity of three months or less at the time of purchase to be cash equivalents. Cash Rent Change “Cash Rent Change” is calculated as the percentage change between cash rents for new/renewal leases and the expiring cash rents of comparable leases for the same space, excluding any rent abatements. We do not calculate Cash Rent Change for lease comparisons if either lease involved has any of the following characteristics, as we believe such leases do not provide a reliable basis for comparison: (i) the lease is for space that has never been leased under our ownership, (ii) the lease is for space that has been redeveloped or repositioned, (iii) the lease has a structure that is not comparable to the other lease or (iv) the lease term is less than 12 months. EBITDA, EBITDAre and Adjusted EBITDAre To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use EBITDA, EBITDAre and Adjusted EBITDAre, collectively, to help us evaluate our business. We use such non-GAAP financial measures to make strategic decisions, establish business plans and forecasts, identify trends affecting our business, and evaluate our operating performance. We believe that these non-GAAP financial measures, when taken collectively, may be helpful to investors because they allow for greater transparency into what measures we use in operating our business and measuring our performance and enable comparison of financial trends and results between periods where items may vary independent of business performance. These non- GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP. We believe excluding items that neither relate to the ordinary course of business nor reflect our underlying business performance or that other companies, including companies in our industry, frequently exclude from similar non-GAAP measures enables us and our investors to compare our underlying business performance from period to period. Accordingly, we believe these adjustments facilitate a useful evaluation of our current operating performance and comparison to our past operating performance and provide investors with additional means to evaluate cost and expense trends. In addition, we also believe these adjustments enhance comparability of our financial performance and are similar measures that are widely used by analysts and investors as a means of evaluating a company’s performance.

49 Notes & Definitions (continued) EBITDA, EBITDAre and Adjusted EBITDAre (Cont.) There are a number of limitations related to our non-GAAP measures. Some of these limitations are that these measures, to the extent applicable, exclude: (i) historical or future cash requirements for maintenance capital expenditures or growth and expansion capital expenditures; (ii) depreciation and amortization, a non-cash expense, where the assets being depreciated and amortized may have to be replaced in the future and these measures do not reflect cash capital expenditure requirements for such replacements; (iii) interest expense, net, or the cash requirements necessary to service interest or principal payments on our indebtedness, which reduces cash available to us; (iv) share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy; (v) provision for income taxes, which may represent a reduction in cash available to us; and (vi) certain other items that we believe are not indicative of the performance of our portfolio. In addition, other companies, including companies in our industry, may calculate these non-GAAP measures or similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our disclosure of non-GAAP measures as a tool for comparison. Because of these and other limitations, these non-GAAP measures should be considered along with other financial performance measures, including our financial results prepared in accordance with GAAP. EBITDA EBITDA is defined as earnings before interest, tax, depreciation and amortization. EBITDAre EBITDAre is defined by The National Association of Real Estate Investment Trusts (“NAREIT”) as follows: (a) GAAP net income or loss, plus (b) interest expense, plus (c) income tax expense, plus (d) depreciation and amortization plus/minus (e) losses and gains on the disposition of depreciated property, including losses/ gains on change of control, plus (f) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, plus (g) adjustments to reflect the entity’s share of EBITDAre of consolidated affiliates. Adjusted EBITDAre Effective January 1, 2025, the Company presents the non-GAAP supplemental measure "Adjusted EBITDAre" to replace the previously disclosed "Normalized EBITDAre". This change is intended to enhance comparability and consistency in evaluating the ongoing operating performance of our business. Adjusted EBITDAre is defined as EBITDAre modified to exclude items such as acquisition-related expenses, employee separation expenses, stock-based compensation expenses, and other items that we believe are not indicative of the performance of our portfolio. We also include an adjustment to reflect a full period of net operating income on the operating properties we acquire during the quarter and to remove net operating income on properties we dispose of during the quarter (in each case, as if such acquisition or disposition, as applicable, had occurred on the first day of the quarter). The adjustment for acquisitions is based on our estimate of the net operating income we would have received from such property if it had been owned for the full quarter; however, the net operating income we actually receive from such properties in future quarters may differ based on our experience operating such properties subsequent to closing of the acquisitions. We may also exclude the annualizing of other large transaction items such as termination income recognized during the quarter.

50 Notes & Definitions (continued) Funds from Operations ("FFO"), Core Funds from Operations ("Core FFO"), and Adjusted Funds from Operations ("AFFO") We use Funds from Operations (“FFO”), Core Funds from Operation (“Core FFO”) and Adjusted Funds from Operations (“AFFO”) as supplemental financial measures of our performance. These measures are used by management as supplemental financial measures of operating performance. We do not use these measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP, as indicators of our operating performance, as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs. The summary below describes the way we use of these measures, provides information regarding why we believe these measures are meaningful supplemental measures of performance and reconciles these measures from net income or loss, the most directly comparable GAAP measures. FFO We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO is defined as net income or loss computed in accordance with GAAP, excluding gains (losses) from sales of depreciable real estate assets, impairment losses of depreciable real estate assets, real estate related depreciation and amortization and after adjustments for unconsolidated joint ventures. FFO is used to facilitate meaningful comparisons of operating performance between periods and among other REITs, primarily because it excludes the effect of real estate depreciation and amortization and net gains (losses) from real estate sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, FFO can help facilitate comparisons of operating performance between periods and among other REITs. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do, making comparisons less meaningful. Core FFO We compute Core FFO by adjusting FFO, as defined by NAREIT, to exclude certain items such as goodwill impairment, gain or loss from the extinguishment of debt, unrealized gains or losses on derivative instruments, transaction costs, lease termination fees, and other items not related to ongoing operating performance of our properties. We believe that Core FFO is a useful supplemental measure in addition to FFO because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core business operations. As with FFO, our reported Core FFO may not be comparable to Core FFO as defined by other REITs. AFFO AFFO is presented in addition to Core FFO. AFFO further adjusts Core FFO for certain other non-cash items, including straight-line rent adjustment, amortization of share-based compensation, deferred rent, amortization of in-place lease valuation and other non-cash transactions. We believe AFFO provides a useful supplemental measure of our operating performance and is useful in comparing our operating performance with other REITs that may not be involved in similar transactions or activities resulting in the aforementioned adjustments. As with Core FFO, our reported AFFO may not be comparable to AFFO as defined by other REITs.

Notes & Definitions (continued)

GAAP Rent Change

"GAAP Rent Change" is calculated as the percentage change between GAAP rents for new/renewal leases and the expiring GAAP rents of comparable leases for the same space. We do not calculate GAAP Rent Change for lease comparisons if either lease involved has any of the following characteristics, as we believe such leases do not provide a reliable basis for comparison: (i) the lease is for space that has never been leased under our ownership, (ii) the lease is for space that has been redeveloped or repositioned, (iii) the lease has a structure that is not comparable to the other lease or (iv) the lease term is less than 12 months.

Investment Grade

"Investment grade" means an investment grade credit rating from a NRSRO approved by the U.S. Securities and Exchange Commission (e.g., Moody's Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings Inc.) or a non-NRSRO credit rating (e.g., Bloomberg's default risk rating) that management believes is generally equivalent to an NRSRO investment grade rating; management can provide no assurance as to the comparability of these ratings methodologies or that any particular rating for a company is indicative of the rating that a single NRSRO would provide in the event that it rated all companies for which the Company provides credit ratings; to the extent such companies are rated only by non-NRSRO ratings providers, such ratings providers may use methodologies that are different and less rigorous than those applied by NRSROs. In the context of Peakstone's portfolio, references to "investment grade" include, and credit ratings provided by Peakstone may refer to, tenants, guarantors, and non-guarantor parent entities. There can be no assurance that such guarantors or non-guarantor parent entities will satisfy the tenant's lease obligations, and accordingly, any such credit ratings may not be indicative of the creditworthiness of the Company's tenants.

Net Debt

"Net Debt" is total debt (excluding deferred financing costs and debt premiums/discounts) less cash and cash equivalents (excluding restricted cash). See below for reconciliations of total debt to net debt for 3/31/2025, 12/31/2024, 9/30/2024, 6/30/2024, and 3/31/2024:

	As of quarter				
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Total Debt	$ 1,360,326	$ 1,344,619	$ 1,168,010	$ 1,408,517	$ 1,416,433
Less: Cash and cash equivalents (excl. restricted cash)	(204,017)	(146,514)	(241,550)	(446,800)	(436,251)
Net Debt	**$ 1,156,309**	**$ 1,198,105**	**$ 926,460**	**$ 961,717**	**$ 980,182**

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52 Notes & Definitions (continued) Net Operating Income (NOI), Cash NOI, and Same Store Cash NOI Net operating income (“NOI”) is a non-GAAP financial measure calculated as net income or loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding general and administrative expenses, interest expense, depreciation and amortization, impairment of real estate, impairment of goodwill, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, investment income or loss, and termination income, and equity in earnings of any unconsolidated real estate joint ventures. NOI on a cash basis (“Cash NOI”) is NOI adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease intangibles adjustments required by GAAP. Cash NOI for our Same Store portfolio (“Same Store Cash NOI”) is Cash NOI for properties held for the entirety of all periods presented, with an adjustment for lease termination fees to provide a better measure of actual cash basis rental growth for our Same Store portfolio. We believe that NOI, Cash NOI and Same-Store Cash NOI are helpful to investors as additional measures of operating performance because we believe they help both investors and management to understand the core operations of our properties excluding corporate and financing-related costs and non-cash depreciation and amortization. NOI, Cash NOI and Same Store Cash NOI are unlevered operating performance metrics of our properties and allow for a useful comparison of the operating performance of individual assets or groups of assets. These measures thereby provide an operating perspective not immediately apparent from GAAP income from operations or net income (loss). In addition, NOI, Cash NOI and Same Store Cash NOI are considered by many in the real estate industry to be useful starting points for determining the value of a real estate asset or group of assets. Because NOI, Cash NOI and Same Store Cash NOI exclude depreciation and amortization and capture neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of NOI, Cash NOI and Same Store Cash NOI as measures of our performance is limited. Therefore, NOI, Cash NOI and Same Store Cash NOI should not be considered as alternatives to net income or loss, as computed in accordance with GAAP. NOI, Cash NOI and Same Store Cash NOI may not be comparable to similarly titled measures of other companies.

Notes & Definitions (continued)

The table below represents a reconciliation of NOI to Cash NOI for the interim periods presented in the "Selected Financial Data" on slide 8.

	For the Quarter Ended													
	12/31/2024						9/30/2024				6/30/2024			
(Unaudited, USD in thousands)	IOS	Traditional Industrial	Total Industrial	Office	Other	Total Portfolio	Total Industrial	Office	Other	Total Portfolio	Total Industrial	Office	Other	Total Portfolio
Revenue	$ 5,464	$ 14,981	$ 20,445	$ 33,318	$ 4,171	**$ 57,934**	$ 14,918	33,234	$ 6,808	**$ 54,960**	$ 14,554	$ 32,991	$ 8,407	**$ 55,952**
Operating Property Expense	(137)	(1,038)	(1,175)	(3,594)	(1,369)	**(6,138)**	(854)	(3,928)	(2,033)	**(6,815)**	(685)	(3,442)	(1,890)	**(6,017)**
Property Tax Expense	(479)	(1,181)	(1,660)	(2,175)	(519)	**(4,354)**	(1,366)	(1,859)	(1,061)	**(4,286)**	(1,015)	(2,221)	(1,277)	**(4,513)**
TOTAL NOI	4,848	12,762	17,610	27,549	2,283	**47,442**	12,698	27,447	3,714	**43,859**	12,854	27,328	5,240	**45,422**
NON-CASH ADJUSTMENTS:														
Straight Line Rent	(536)	(1,041)	(1,577)	(579)	147	**(2,009)**	(1,473)	(706)	(18)	**(2,197)**	(604)	(689)	467	**(826)**
In-Place Lease Amortization	(1,026)	(144)	(1,170)	(129)	(33)	**(1,332)**	(94)	(129)	(46)	**(269)**	(96)	(126)	(37)	**(259)**
Deferred Termination Income	819	—	819	1,851	—	**2,670**	—	—	—	**—**	—	—	—	**—**
Deferred Ground/Office Lease	—	—	—	421	2	**423**	—	421	2	**423**	—	433	(17)	**416**
Other Intangible Amortization	—	—	—	377	—	**377**	—	377	—	**377**	—	372	—	**372**
Inducement Amortization	—	—	—	—	127	**127**	—	—	—	**—**	—	—	—	**—**
TOTAL CASH NOI	$ 4,105	$ 11,577	$ 15,682	$ 29,490	$ 2,526	**$ 47,698**	$ 11,131	$ 27,410	$ 3,652	**$ 42,193**	$ 12,154	$ 27,318	$ 5,653	**$ 45,125**

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54 Notes & Definitions (continued) Occupancy or Occupancy Percentage “Occupancy" is the leased square footage or usable acres, as applicable, under leases that have commenced as of the end of the quarter. "Occupancy Percentage" is total applicable Occupancy divided by the total applicable leasable square footage or usable acres. Operating Partnership "Operating Partnership" refers to our operating partnership, PKST OP, L.P., which owns directly and indirectly all of the Company's assets. OP Units "OP Units" represent the outstanding common units of limited partnership interest in the Operating Partnership. Operating Property or Operating Portfolio "Operating Property" is any property not classified as a Redevelopment Property. "Operating Portfolio" refers to all Operating Properties. Per Share "Per Share" data represents amounts calculated based on the weighted-average number of basic and diluted common shares outstanding. Per Share/Unit "Per Share/Unit" data represents amounts calculated based on (i) the weighted-average number of basic and diluted common shares outstanding plus (ii) the weighted-average number of OP Units outstanding (that are owned by unitholders other than Peakstone Realty Trust). This metric is used in FFO and AFFO calculations. Redevelopment Property "Redevelopment Property" is a property where we intend to undertake “repositioning/redevelopment work” including (i) making capital improvements to enhance its functionality, (ii) removing existing structures, and/or (iii) building a new facility from the ground up. A Redevelopment Property will be moved to the Operating Portfolio upon the earlier of (i) achieving 90% Occupancy or (ii) 12 months after completion of the repositioning/redevelopment work. Same Store "Same store" portfolio means properties which were held for a full period compared to the same period in the prior year. WALT “WALT” is the weighted average lease term in years (excluding unexercised renewal options and early termination rights) based on Annualized Base Rent.